Business Entity - Filing Acknowledgement

04/13/2026

Work Order Item Number:	W2026041300218 - 5157360
Filing Number:	20265665393
Filing Type:	Amended Certification of Stock Designation Before Issuance of Class/Series
Filing Date/Time:	04/13/2026 08:25:44 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E13960432021-5 **Entity Name:** AppYea Inc

Entity Status: Active **Expiration Date:** None

Non-Commercial Registered Agent
BYRON THOMAS ESQ.
3275 S JONES BLVD SUITE 104, LAS VEGAS, NV 89146, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E13960432021-5
FVAguilar	Filing Number 20265665393
Secretary of State State Of Nevada	Filed On 04/13/2026 08:25:44 AM
	Number of Pages 2

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☑ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: AppYea Inc Entity or Nevada Business Identification Number (NVID): NV20212074730
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: SERIES B PREFERRED STOCK
5. Amendment of class or series of stock:	☑ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Ron Mekler Signature of Officer Date: 04/13/2026

This form must be accompanied by appropriate fees.

Filed in the Office of
FVAguilar
Secretary of State
State Of Nevada

Business Number
E13960432021-5
Filing Number
20265665393
Filed On
04/13/2026 08:25:44 AM
Number of Pages
2

RESOLUTIONS FOR CERTIFICATE OF A[illegible]
CERTIFICATE OF DESIGNATION OF SERIES B PREFERRED STOCK, SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

The undersigned, Ron Mekler, does hereby certify that:

1. Ron Mekler is the Chief Financial Officer of AppYea Inc. (the "*Corporation*").

2. That the Board of Directors of the Corporation, duly adopted by unanimous written consent a proposed amendment to the Certificate of Designation of Series B Preferred Stock, setting forth the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Such Series of Preferred Stock (the "*Certificate of Designation*") of the Corporation, declaring said amendment to be advisable. The resolutions setting forth the proposed amendment, pursuant to Section 78.1955 and 78.1955(3) of the Nevada Revised Statues, are as follows:

RESOLVED: That the Certificate of Amendment to the Certificate of Designation amends sub-paragraph (a) of Paragraph 4 to delete such sub-paragraph and to replace it with the following:

"(a) Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted into 50,000 shares of Common Stock immediately upon the effectiveness of the next increase in the authorized Common Stock of the Corporation."

****

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Amendment to the Certificate of Designation of Series B Preferred Stock, setting forth the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Such Series of Preferred Stock in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 13th day of April 2026.

By: /s/ Ron Mekler
Name: Ron Mekler
Title: Chief Financial Officer

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Vcorp Services
25 Robert Pitt Dr Ste 204
Monsey, NY 10952, USA

Work Order #: W2026041300218
April 13, 2026
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 238

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amended Certification of Stock Designation Before Issuance of Class/Series	Fees	20265665393	4/13/2026 8:25:44 AM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	7760939328016472703278	Success	$175.00
Credit Card	Service Fee	Success	$4.38
Total			$179.38

Credit Balance: $0.00

Vcorp Services
25 Robert Pitt Dr Ste 204
Monsey, NY 10952, USA